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                                                                    EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-52314, No. 33-55646 and No. 33-56550 of CitFed Bancorp, Inc. on Forms S-8 of our report dated May 19, 1997, incorporated by reference in this Annual Report on Form 10-K of CitFed Bancorp, Inc. for the year ended March 31, 1997.


/s/ Deloitte & Touche LLP

Dayton, Ohio
June 24, 1997